CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                    EXHIBIT 10.3

                          EXCLUSIVE LICENSE AGREEMENT

     This Exclusive License Agreement (the "Agreement"), dated January 26, 2001, is by and between Hoopeston Foods Denver Corp., a Delaware corporation ("Licensee"), and Stokes Canning Company, a Colorado corporation ("Licensor").

                                    RECITALS

A. Licensor owns and operates food production, canning and warehousing and distribution facilities located at 5590 High Street, Denver, Colorado (the "Plant").

B. Concurrent with the execution of this Agreement, Licensor and Licensee are also entering into various other agreements listed on Schedule 1 hereto (the "Other Agreements"), concerning Licensee leasing the Plant from Licensor and thereafter running and operating the Plant and the business conducted at the Plant.

C. In connection with Licensee's operation of the Plant and the other transactions under the Other Agreements, Licensee desires to enter into this exclusive license with Licensor to use all of Licensor's manufacturing processes, formulas, recipes (including, without limitation, those relating to [ * ]), licenses, registrations and permits required, necessary or in any way related to the production, warehousing, distribution and canning business conducted at the Plant.

  NOW, THEREFORE, in consideration of the promises and the covenants and conditions contained hereinafter and intending to be legally bound hereby, both parties agree as follows:

Section 1. Grant of License. Upon the terms and conditions set forth herein, and subject to the lien rights of Licensor's lender, Wells Fargo Credit, Inc. and/or its assigns ("Lender"), the Licensor hereby grants, licenses and conveys (all herein called "grant") to the Licensee, and Licensee accepts from Licensor, an exclusive license (to the extent transferable) to use all of Licensor's manufacturing processes, formulas, recipes (including, without limitation, those relating to [ * ]), licenses, registrations and permits required, necessary or in any way related to the warehousing, distribution, production and canning business conducted at the Plant (collectively, the "Licensed Rights"). Notwithstanding the foregoing, the Licensed Rights granted hereunder do not include any right, title or interest in or to Licensor's product brands, or any license to use in any manner, trade names and trademarks, including but not limited to, Stokes, Stokes Ellis, Ellis Foods and Greene's Farm (collectively, the "Brands"). Licensor is retaining all right, title and interest in the Brands and such Brands are not part of the transactions hereunder.

Section 2. Consideration for License. The consideration for the grant of the license hereunder are the obligations and covenants of the Licensee under this Agreement and the Other Agreements.

Section 3. Duration and Termination. Unless otherwise terminated as hereinafter set forth, this Agreement shall continue in full force for a term of 5 years from the date hereof, provided however, that either party shall have the right to terminate this Agreement and the license granted herein in the event of any of the following:

3.1 The other party breaches the Agreement and does not cure such breach within 30 days after notice thereof from the other party specifying such breach;

3.2 The other party breaches any obligations under the Other Agreements and fails to cure such breach within the time periods set forth in the Other Agreements;

3.3 Dissolution, insolvency or bankruptcy of the other party whether voluntary or involuntary;

3.4  Appointment of a trustee or receiver for the other party.

In such case and in addition to all other rights and remedies which the non-defaulting party may have at law or in equity, the non-defaulting party may, at its option, terminate this Agreement by notice thereof in writing specifying the reason for such termination and a termination date. Such termination shall become effective on the date of termination set forth in the notice of termination. Notwithstanding the foregoing, in no event shall this Agreement be terminated by Licensor prior to the date of termination or expiration of the Co-Pack and Warehousing Agreement dated as of the date hereof by and between the parties hereto.

Section 4. Warranty; Exclusion. Licensor represents and warrants that it has all necessary authority to enter into this Agreement and grant the license hereunder and, to the best of its knowledge, the Licensed Rights are free of intellectual property rights of others. Licensor makes no other representations or warranties of any kind, express or implied, with respect to the Licensed Rights.

Section 5. No Release. Both parties agree that the termination of this Agreement or the expiration of the term of this Agreement shall not release either party from any obligations incurred or accruing prior to termination.

Section 6. Assignment. Neither party may assign or transfer this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

Section 7. Consent To Colorado Jurisdiction And Venue And Choice Of Law. Licensee agrees that by entering into this Agreement, Licensee has transacted business in the state of Colorado. In the event of legal action to reform, enforce, construe, or interpret this Agreement, Licensee consents to the jurisdiction of the courts of the state of Colorado, agrees that the Colorado courts have jurisdiction over Licensee, and that venue and jurisdiction shall be proper in any state or federal court located in the state of Colorado. This Agreement shall in all respects be interpreted, and all transactions hereunder and all rights and liabilities of the parties hereto shall be governed and determined as to validity, interpretation, enforcement and effect in accordance with the laws of the state of Colorado, without giving effect to the conflict of law provisions.

Section 8. Purchase of Licensed Rights. Provided (i) Licensee is not in default and has fully performed all of its obligations hereunder and under the Other Agreements, (ii) subject to the prior lien rights of Lender, and (iii) Licensee has purchased the Plant from Licensor under the Real Property Lease and the equipment from Licensor under the Equipment Lease Agreement described on
Schedule 1 hereto, Licensee shall have an option to purchase the Licensed Rights from Licensor for $10. Such purchase will be made without any representation or warranty by Licensor, express or implied, and on an AS IS, WHERE IS BASIS, AND WITH ALL FAULTS.

Section 9. Further Assurances. In the event Licensee purchases the Licensed Rights from Licensor pursuant to the terms of this Agreement, Licensor shall cooperate with Licensee and shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect the consummation of the transfer and sale of the Licensed Rights to Licensee contemplated hereunder.

                     {Signatures are on the following page}

     The parties have executed this Agreement by their duly authorized representatives effective as of the date first set forth above.

LICENSOR:

Stokes Canning Company

By: /s/ James E. Lewis
   -------------------------

Title: CEO
      ----------------------


LICENSEE:

Hoopeston Foods Denver Corp.

By: /s/ John L. Steele
   -------------------------

Title: Pres/CEO
      ----------------------

                                   SCHEDULE 1

                            List of Other Agreements

1.   Non-Branded Inventory Sales Agreement.

2.   Co-Pack Agreement for Buyer to co-pack Seller's branded products.

3. Equipment Lease Agreement for Buyer to lease Seller's equipment located at the Plant.

4. Lease Override Agreement for additional payments to be made by Buyer to Seller.

5.   EBITDA Overview Committee Agreement.

6.   Real Property Lease for the Plant.